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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 1, 1996

                               WEST COAST BANCORP
             (Exact name of registrant as specified in its charter)

                                     OREGON
                 (State or other jurisdiction of incorporation)

             0-10997                                     93-0773000
    (Commission File Number)                  IRS Employer Identification No.

                          5335 SW Meadows Rd, Suite 201
                              Lake Oswego, OR 97035
                   (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code:  (503) 598-3242
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Effective July 1, 1996, West Coast Bancorp, Lake Oswego, Oregon ("WCB") completed its pending acquisition of Vancouver Bancorp, Vancouver, Washington ("VB") and its wholly owned banking subsidiary, Bank of Vancouver. The Merger was accomplished pursuant to a Plan and Agreement of Reorganization and Merger dated as of February 15, 1996, as amended April 8, 1996. (the "Merger Agreement") The Merger Agreement was included as Appendix A to the Prospectus/Proxy Statement dated June 7, 1996, previously filed by WCB as part of its Registration Statement on Form S-4 with the Securities and Exchange Commission.

         Under the terms of the Merger Agreement, consummation of the Merger was subject to obtaining the approval of the Board of Governors of the Federal Reserve System, the Washington Department of Financial Institutions, and the shareholders of VB. WCB and VB applied for and received the necessary approvals referenced above, and the shareholders of VB approved the Merger Agreement at their annual meeting held on June 28, 1996.

         Pursuant to the terms of the Merger Agreement, each outstanding share of VB Common Stock was converted into shares of WCB's Common Stock pursuant to an exchange formula.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION,
             AND EXHIBITS

       (a) Financial Statements - The requisite historical financial information will be filed as soon as available, but no later than 60 days after this Report was required to be filed.

       (b) Pro forma Financial Information - The requisite pro forma financial information will be filed as soon as available, but no later than 60 days after this Report was required to be filed.

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         (c)      Exhibits.

                  10(a) Agreement and Plan of Merger dated as of February 15, 1996, as amended April 8, 1996 between WCB and VB (incorporated by reference to the Form S-4 filed by WCB on April 22, 1996).

                  10(b) Stock Option Agreement dated February 15, 1996 (incorporated by reference to the Form S-4 filed by WCB on April 22, 1996).

                  (99.1) Press Release dated July 1, 1996 issued by WCB to announce the closing of the Merger.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: July 1, 1996

                                       WEST COAST BANCORP

                                       By   /s/ Rodney B. Tibbatts
                                          ---------------------------------
                                            Rodney B. Tibbatts
                                            Co-President and Co-Chief
                                            Executive Officer

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